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                                                                 Exhibit 10.19

                              [Viacom Letterhead]


                                                              December 1, 1998



Nigel Travis
5109 Hedrick Court
Flower Mound, Texas  75028


Dear Nigel:

         This is to confirm our understanding that your employment agreement dated as of June 1, 1998 shall be amended to change the last day of the employment term from May 31, 2001 to May 31, 2002 and to delete the annual stock option grants for the 1999 and 2000 calendar years under the LTMIP. We will determine your salary for the final year of the extended term at a later date. Except as amended hereby, your employment agreement shall remain in full force and effect.

         Please sign and return the attached copy of this letter to indicate your agreement with the foregoing.

                                         Very truly yours,


                                         /s/ Bill Roskin

ACCEPTED AND AGREED:


        /s/ Nigel Travis
        ----------------
        Nigel Travis